Exhibit 1

5,000,000 Shares

ALEXION PHARMACEUTICALS, INC.

COMMON STOCK,

PAR VALUE $0.0001 PER SHARE

UNDERWRITING AGREEMENT

July 20, 2004

July 20, 2004

Morgan Stanley & Co. Incorporated

SG Cowen & Co., LLC

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs and Mesdames:

Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 5,000,000 shares of its Common Stock, par value $0.0001 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 500,000 shares of its Common Stock, par value $0.0001 per share (the “Additional Shares”), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus relating to the Shares, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement” means such registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term “Base Prospectus” means the prospectus included in the Registration Statement. If the Company has filed or files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) (the “Rule 462 Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Shares, pursuant to Rule 424 under the Securities Act. The term “Prospectus” means the Prospectus Supplement together with the Base Prospectus. The term “Preliminary Prospectus” means a preliminary prospectus supplement specifically relating to the Shares together with the Base Prospectus. As used herein, the terms “Base Prospectus,” “Prospectus,” “preliminary prospectus” and “Registration Statement” shall include in each case the documents, if any, incorporated or deemed to be incorporated by reference therein (it being understood that any statement contained in a document incorporated or deemed to be incorporated by reference in the Base Prospectus, preliminary prospectus, if any, Prospectus or Registration Statement shall not be deemed to constitute a part thereof to the extent modified or superseded by a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference therein). The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents filed subsequent to the date of the Preliminary Prospectus, if any, or Prospectus, as the case may be, by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference in the Prospectus.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Company meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has been declared effective by the Commission and meets the requirements set forth in Rule 415 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or other claims.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The Company has an authorized capitalization as set forth in the Prospectus and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(g) All of the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and have been issued in compliance with state and federal securities laws. None of the outstanding shares of Common Stock or capital stock of the subsidiaries of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by laws of the Company or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and required notices of the issuances of the Shares to the Nasdaq National Market.

(j) There has not occurred any change in the capital stock or long-term debt of the Company or any of its subsidiaries or material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth in the Prospectus.

(k) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l) Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, if any, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o) To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) Except as specifically set forth in the Prospectus, the Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies (including those of the U.S. Food and Drug Administration (the “FDA”), the U.S. Nuclear Regulatory Commission and any federal, state or foreign agencies engaged in the regulation of pharmaceuticals or biohazardous substances) which are necessary for the ownership of their respective properties or the conduct of their respective businesses as currently conducted as described in the Prospectus except where any failures to possess or make the same, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of such licenses, certificates, authorizations and permits are valid and in full force and effect, except where the invalidity of such licenses, certificates, authorizations and permits or the failure of such licenses, certificates, authorizations and permits to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company has not received notification of any revocation or modification of any such license, certificate, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed. The studies, tests and preclinical or clinical trials, if any, conducted by or on behalf of the Company that are described in the Prospectus were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Prospectus are accurate in all material respects; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests, or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification would be required to be disclosed so that the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(q) Except as set forth in the Prospectus, and except as could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries (i) own or possess the valid right to use all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, copyright registrations, licenses, formulae, know how, and other intellectual property rights (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property”) necessary to conduct their respective businesses as described in the Prospectus, and (ii) are not aware and have no reason to believe that any activities of their respective businesses do or will infringe, misappropriate, violate, or otherwise conflict with the Intellectual Property of any other person, and have not received notice of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property owned or used by the Company or its subsidiaries. Except as specifically described in the Prospectus, the Company and its subsidiaries’ respective businesses as now conducted and as proposed to be conducted as described in the Prospectus do not and will not give rise to any infringement of or conflict with, or requires license or similar fees for rights to use, any Intellectual Property of any other person. As described in the Prospectus, the Company has duly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and certain foreign and international patent authorities all patent applications described in the Prospectus and owned by the Company (the “Patent Applications”). In connection with the filing of the Patent Applications at the PTO and in other patent offices around the world, the Company has conducted reasonable investigations of the published literature and patent references relating to the inventions claimed in the Patent Applications and, to the Company’s knowledge, the Company has complied with the PTO’s duty of candor and disclosure regarding prosecution of the Patent Applications and made no misrepresentation in the Patent Applications. Except as set forth in the Prospectus, the Company is not aware of any facts material to a determination of patentability regarding the Patent Applications not called to the attention of the PTO that would preclude the grant of a patent for the Patent Applications, has no knowledge of any facts which would adversely affect the Patent Applications not called to the attention of the PTO, and has secured with appropriate legal instruments clear title to all Patent Applications and other Intellectual Property owned by the Company and its subsidiaries. To the knowledge of the Company, no third party is engaging in any activity that does or will infringe, misappropriate, violate or otherwise conflict with the Intellectual Property owned by or licensed to the Company or its subsidiaries, except as described in the Prospectus and except for such activities that, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) Except as may have been waived or otherwise described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement and no holder of any security of the Company or any subsidiary of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 90 days after the date of this Agreement.

(s) PricewaterhouseCoopers LLP, which firm has certified certain financial statements of the Company and its subsidiaries, are independent certified public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Securities Act and the rules and regulations of the Commission thereunder.

(t) The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position, the results of operations, the statements of cash flows and the statements of stockholders’ equity and the other information purported to be shown therein of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements and related schedules and notes have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The financial statements, together with the related notes and schedules, included in the Prospectus comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the rules and regulations of the Commission thereunder to be included in the Prospectus.

(u) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(v) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus including but not limited to, insurance covering clinical trial liability, product liability and real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against except where the failure to acquire or maintain such insurance would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any subsidiary of the Company has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, taken as a whole. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(x) There are no rulemaking or similar proceedings before the FDA or comparable Federal, state, local or foreign government bodies which specifically involve the Company or, to the Company’s knowledge, otherwise affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) The Company has not received any communication (whether written or oral) notifying the Company as to the termination or threatened termination or modification or threatened modification of any consulting, licensing, marketing, research and development, cooperative or any similar agreement, including, without limitation, the collaborative research and license agreements described in the Prospectus.

(z) No consent, approval, authorization or order of, or filing, notification or registration with, the Nasdaq National Market System (“Nasdaq”) is required for the listing and trading of the Shares on the Nasdaq National Market except for a Notification Form relating to the Listing of Additional Shares. The Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or quotation.

(aa) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission thereunder, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(bb) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended July 31, 2003, the Company’s auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(cc) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended July 31, 2003, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(dd) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

(ee) The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are currently in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $14.75 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 500,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) file with the Commission any registration statement relating to shares of Common Stock, except for registration statements relating to the issuance of shares of Common Stock upon the exercise of employee stock options. The foregoing sentence shall not apply to (A) the sale of the Shares to the Underwriters, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (C) the grant of options under employee stock option plans as in effect on the date hereof, each as described in the Prospectus.

The 90-day restricted period described in the paragraph above will be extended in the event that either (i) the Company issues an earnings release or if material news or a material event relating to the Company occurs during the last 17 days of the restricted period or (ii) prior to the expiration of the restricted period, the Company announces that it will release earnings during the 16-day period beginning on the last day of the restricted period. If extended, the restricted period will apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as is advisable in your judgment. The Company is further advised by you that the Shares are to be offered to the public initially at $15.50 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $.30 a share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on July 26, 2004, or at such other time on the same or such other date, not later than July 27, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than August 24, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date.”

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Fulbright & Jaworski L.L.P., outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

(i) each of the Company and Columbus Farming Corporation (“CFC”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus, and that the Company is duly qualified to do business and is in good standing as a foreign corporation in the State of Connecticut;

(ii) the Company has an authorized capitalization as set forth in the Prospectus and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

(iii) all shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(iv) all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or other claims;

(v) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not have been issued in violation of or subject to any preemptive or similar rights;

(vi) to such counsel’s knowledge, neither the offering nor the sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except those rights which have been waived;

(vii) the Common Stock currently outstanding is included, and the Shares are duly authorized for inclusion, on the Nasdaq National Market;

(viii) the Company has full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations thereunder; all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the delivery of the Shares and consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus and as described in the Registration Statement and the Prospectus have been duly and validly taken; and this Agreement has been duly authorized, executed and delivered by the Company;

(ix) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any statute, rule or regulation applicable to the Company, or the certificate of incorporation or by-laws of the Company or, to the best of such counsel’s knowledge, conflict with or result in a breach or violation of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

(x) the descriptions in the Registration Statement and in the Prospectus, insofar as such statements constitute a summary of statutes, legal matters, contracts, documents or proceedings referred to therein, fairly present in all material respects the information required to be shown with respect to such statutes, legal matters, contracts, documents and proceedings, and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or included as exhibits to the Registration Statement that are not described or included as required;

(xi) after due inquiry, such counsel does not know of any judicial, regulatory or other legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(xii) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(xiii) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to such counsel need not express any opinion) when they were filed with the Commission, complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder; and

(xiv) the Registration Statement was declared effective under the Securities Act, the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by such Rule 424(b) and all filings required by Rule 424(b) and Rule 430A under the Securities Act have been made, and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such counsel’s knowledge, threatened or contemplated by the Commission.

Such counsel shall also have furnished to the Underwriters a written statement addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that, in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which the contents of the Prospectus and related matters were discussed, other than the documents incorporated by reference (although such counsel shall state that they have reviewed the documents incorporated by reference), and at which such counsel inquired of the representatives of the Company as to the materiality of the facts disclosed to such counsel and, although such counsel does not pass upon, and does not assume any responsibility for, the accuracy, completeness or fairness of any statement contained in the Registration Statement or the Prospectus and such counsel has made no independent check or verification thereof, based in part upon the foregoing (relying as to materiality in part upon the officers and representatives of the Company), no facts have come to such counsel’s attention that have led them to believe that the Registration Statement (except as to the financial statements and notes thereto and other financial data included therein as to which such counsel does not express any opinion or belief), as of the date of effectiveness, contained an untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (except as to the financial statements and the notes thereto and other financial data included therein or excluded therefrom as to which such counsel does not express any opinion or belief), as of its date or as of the date of the opinion, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Such counsel may clarify in such opinion that they are not rendering opinions with respect to (i) the section of the Base Prospectus and Exhibit 99.1 (the “Exhibit”) to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2003 incorporated into the Prospectus by reference (the “Annual Report”), entitled “RISK FACTORS — If we cannot protect the confidentiality and proprietary nature of our trade secrets, our business and competitive position will be harmed,” (ii) the section of the Base Prospectus and the Exhibit entitled “RISK FACTORS – If we are found to be infringing on patents owned by others, we may be forced to obtain a license to continue the sale or development of our drugs and/or pay damages. If we cannot obtain a license, we may be prevented from the sale or development of our drugs,” (iii) the section of the Company’s Annual Report, entitled “BUSINESS — Patents and Proprietary Rights,” (iv) the section of the Base Prospectus and the Exhibit entitled “RISK FACTORS — If we do not obtain regulatory approval for our drug products we will not be able to sell such drug products,” and (v) the section of the Annual Report entitled “BUSINESS — Government Regulation.”

(d) The Underwriters shall have received from the General Counsel or Associate General Counsel of the Company a written statement addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that, in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which the contents of the Prospectus and related matters were discussed, and at which such counsel inquired of the representatives of the Company as to the materiality of the facts disclosed to such counsel and, although such counsel does not pass upon, and does not assume any responsibility for, the accuracy, completeness or fairness of any statement contained in the Registration Statement or the Prospectus and such counsel has made no independent check or verification thereof, based in part upon the foregoing, no facts have come to such counsel’s attention that have led him to believe that the Registration Statement, as of the date of effectiveness, contained an untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date or as of the date of the opinion, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Mark Farber shall have furnished to the Underwriters such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance, reasonably satisfactory to the Underwriters to the effect that:

(i) Such counsel represents the Company in certain matters relating to intellectual property, including patents, and is familiar with the technology used by the Company in its business and the manner of its use and has read the portions of the Registration Statement and the Prospectus that pertain to such technology and its use in its business by the Company and any risks relating thereto, including (i) the section of the Base Prospectus and the Exhibit, entitled “RISK FACTORS – If we cannot protect the confidentiality and proprietary nature of our trade secrets, our business and competitive position will be harmed,” (ii) the section of the Base Prospectus and the Exhibit entitled, “RISK FACTORS - If we are found to be infringing on patents owned by others, we may be forced to obtain a license to continue the sale or development of our drugs and/or pay damages. If we cannot obtain a license, we may be prevented from the sale or development of our drugs,” and (iii) the section of the Company’s Annual Report, entitled “BUSINESS – Patents and Proprietary Rights” (collectively, the “Patent Language”);

(ii) The Patent Language contains accurate descriptions of the Company’s Patents, Patent Applications and Patents licensed to the Company, and the statements in the Patent Language therein insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

(iii) Such counsel has reviewed the Company’s Patent Applications filed in the United States and outside the United States and in the opinion of such counsel, the Company’s Patent Applications have been properly prepared and filed on behalf of the Company, and are being diligently pursued by the Company; the inventions described in the Company’s Patent Applications are assigned or licensed to the Company; to such counsel’s knowledge, and in such counsel’s opinion each of the Company’s Patent Applications discloses patentable subject matter; to such counsel’s knowledge, there are no legal or governmental proceedings pending (other than those relating to the Patent Applications) relating to the Company, the claimed inventions of the Company’s Patents or the Company’s Intellectual Property, and to such counsel’s knowledge, no such material proceedings are threatened or contemplated by governmental authorities or others;

(iv) Such counsel has no knowledge of any facts which would preclude the Company from having valid license rights or clear title to the Company’s Intellectual Property, and based on representations by the Company that no interests have been conveyed to third parties which have not been recorded in the PTO, the Company has clear record title to the Company’s Intellectual Property free and clear of any liens or encumbrances that have been recorded with the PTO;

(v) To the best of such counsel’s knowledge, the Company has complied with the PTO duty of candor and disclosure for each of the Company’s patents and Patent Applications, and such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all Intellectual Property necessary for the conduct of its business as now proposed to be conducted by the Company as described in the Prospectus;

(vi) Except as disclosed in the Prospectus, such counsel is not aware of any basis for a finding of unenforceability or invalidity of any Company Intellectual Property, and to the best of such counsel’s knowledge, the Company has not received any notice of infringement of or conflict with rights or claims of others with respect to any Intellectual Property owned or used by the Company;

(vii) Based on a review of the third party rights made known to counsel and discussion with Company personnel, (except as disclosed in the Prospectus) such counsel has no knowledge of any Intellectual Property rights of others which are or would be infringed, misappropriated, violated, or otherwise conflict with specific products or processes referred to in the Prospectus, which infringement, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company; and

(viii) Such counsel (A) has no reason to believe that the Intellectual Property Language contained in the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that the Intellectual Property Language contained in the Prospectus, as of its date or as of the date of the opinion, contains or contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Buc & Beardsley shall have furnished to the Underwriters such counsel’s written opinion as regulatory counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

(i) The statements in the Company’s Annual Report on Form 10-K for the year ended July 31, 2003 under the caption “Business – Government Regulation,” and the statements in the Base Prospectus under the caption “Risk Factors – We are subject to extensive government regulations; if we do not obtain regulatory approval for our drug products, we will not be able to sell our drug products,” insofar as such statements summarize provisions of the Federal Food, Drug, and Cosmetic Act (“FDCA”) and the Public Health Service Act (“PHSA”) and implementing regulations, are correct in all material respects and do not omit to summarize applicable provisions of the FDCA and the PHSA or implementing regulations necessary to make those statements not misleading.

(ii) To the knowledge of such counsel, there are no legal or governmental proceedings relating to the Federal Food, Drug and Cosmetics Act, the Public Health Service Act or any regulations of the FDA pending or threatened to which the Company or any of the Subsidiaries is a party, nor is such counsel aware of any material violations of such Acts or regulations by the Company or any of the Subsidiaries.

(iii) Although such counsel has made no independent inquiry, nothing has come to the attention of such counsel that leads such counsel to believe that the statements in the Base Prospectus, under the caption “Risk Factors – We are subject to extensive government regulation; if we do not obtain regulatory approval for our drug products, we will not be able to sell our drug products, and the statements under the caption “Business – Government Regulation” in the Form 10-K for the year ended July 31, 2003, contain any untrue statement of a material fact relating to FDA Matters or omit to state any material fact relating to FDA Matters which is necessary to make the statements therein not misleading in light of the circumstances in which they were made.

(g) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request to enable them to pass upon such matters.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The “lock up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company listed on Exhibit B hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall have been delivered to the Underwriters on or before the date hereof and shall be in full force and effect on the Closing Date.

(j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, other than as set forth or contemplated in the Prospectus.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject the Company to taxation or service of process in suits, other than those arising out of the offering and sale of the shares, in any jurisdiction where it is not now so subject.

(e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve month period ending July 30, 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution,” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(g) To establish controls and procedures that will ensure that the Company’s officers and directors that have executed the “lock-up” agreements referenced in Section 5(i) above will comply with the “lock up” restrictions described therein, and to furnish information to the Underwriters with respect to such transactions by the Company’s directors and officers as the Underwriters may reasonably request.

(h) During the period of three years from the date hereof, the Company will deliver to the Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Shares are listed or quoted.

(i) The Company will apply the net proceeds from the sale of the Shares as set forth in the Prospectus under the heading “Use of Proceeds.”

7. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if, after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or state authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Leonard Bell
Name:	Leonard Bell
Title:	Chief Executive Officer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated SG Cowen & Co., LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ William L. Blais
Name:	William L. Blais
Title:	Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated	4,500,000
SG Cowen & Co., LLC	500,000

Total:	5,000,000

EXHIBIT A

[FORM OF LOCK-UP LETTER]

July 20, 2004

Morgan Stanley & Co. Incorporated

SG Cowen & Co., LLC

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 5,000,000 shares (the “Shares”) of the Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (c) the sale of Common Stock in the public market pursuant to a written trading plan in existence prior to the date hereof designed to comply with Rule 10b5-1 of the Exchange Act [or (d) the sale in the public market pursuant to a written trading plan entered into after the date hereof, designed to comply with Rule 10b5-1 of the Exchange Act, of up to a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon exercise of currently outstanding options to purchase shares of Common Stock held by the undersigned which expire within eighteen months of the date hereof]1. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on

[1]	To be included in agreements entered into by Messrs. Bell, Keiser and Squinto.

the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s share of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

Leonard Bell, M.D

David W. Keiser

Stephen P. Squinto, Ph.D

Katherine S. Bowdish, Ph.D.

Scott A. Rollins, Ph.D

Thomas I.H. Dubin, J.D.

Barry P. Luke

Christopher F. Mojcik, M.D., Ph.D

Nancy C. Motola, Ph.D

Larry L. Mathis

Joseph A. Madri

Alvin S. Parven

R. Douglas Norby

Jerry T. Jackson

Carsten Boess

Max Link, Ph.D.

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